Exhibit 99.2

FOR FURTHER INFORMATION

AT CBRE REALTY FINANCE:

Michael Angerthal

Chief Financial Officer

(860) 275-6222

michael.angerthal@cbrerealtyfinance.com

FOR IMMEDIATE RELEASE

February 4, 2008

CBRE REALTY FINANCE, INC.

WILL ALLOW NOMINATION OF DISSIDENT SLATE

Hartford, Connecticut, February 4, 2008 — CBRE Realty Finance, Inc. (NYSE: CBF) today announced that its Board of Directors has deemed a notice of nomination of directors to stand for election at its 2008 annual meeting of stockholders to have been timely delivered. The stockholder making the nomination, Arbor Realty Trust, Inc. (NYSE: ABR), submitted its notice of nomination after the deadline specified in the Company’s bylaws. Arbor claimed they were confused regarding the nomination deadline because of an inaccuracy in the way it was described in the Company’s 2007 annual stockholder meeting proxy statement. Arbor filed a lawsuit in federal district court asking for relief from the deadline requirement, without first requesting a waiver from the Company’s Board of Directors.

“Our board of directors decided we have better things to do with our Company’s money and resources than litigating something like this,” said Kenneth J. Witkin, president and chief executive officer of CBRE Realty Finance. “We will take Arbor at its word that it misread our bylaws, and move on. Our Board of Directors is dedicated to maximizing stockholder value and will look forward with interest to hearing what the members of Arbor’s dissident slate have to say.”

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement (the “2008 Proxy Statement”) relating to its 2008 annual meeting of stockholders, which has not yet been scheduled. The Company, its Directors and certain of its officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from its stockholders in connection with the 2008 annual meeting of stockholders. Information regarding those Directors and officers and their respective interests is set forth in the Schedule 14A filed by the Company with the SEC on February 4, 2008. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors can obtain the Schedule 14A and, after it is filed, will be able to get the 2008 Proxy Statement for free at the SEC’s website at www.sec.gov and the Company’s website at www.cbrerealtyfinance.com.

About CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc. is a commercial real estate specialty finance company primarily focused on originating, acquiring, investing in, financing and managing a diversified portfolio of commercial real estate-related loans and securities. CBRE Realty Finance has elected to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. CBRE Realty Finance is externally managed and advised by CBRE Realty Finance Management, LLC, an indirect subsidiary of CB Richard Ellis Group, Inc. and a direct subsidiary of CBRE/Melody & Company. For more information on the Company, please visit the Company’s website at http://www.cbrerealtyfinance.com.

Forward-Looking Information

This press release contains forward-looking statements based upon the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the Company’s future operating results, its business operations and prospects, general volatility of the securities market in which the Company invests and the market prices of its common stock, changes in interest rates, debt securities market, general economy or commercial finance and real estate markets specifically, credit conditions of the Company’s portfolio and in the market generally, performance and financial condition of borrowers and corporate customers, future impairments, increased prepayments of the mortgage and other loans underlying the Company’s investments, the status of the class action lawsuit, the status of proxy solicitations and other factors, which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission.

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